MSB FINANCIAL CORP. RELEASES FIRST QUARTER EARNINGS

MILLINGTON, NJ, May 1, 2018 - MSB Financial Corp. (NASDAQ: MSBF) (the “Company”), parent company of Millington Bank, reported today the results of its operations for the three months ended March 31, 2018.

The Company reported net income of $1.0 million, or $0.19 per diluted common share, for the three months ended March 31, 2018, compared to net income of $549,000, or $0.10 per diluted common share, for the three months ended March 31, 2017. The increase in net income was primarily attributable to the combined effects of an increase of net interest income of $707,000 and a decrease of $105,000 in the provision for loan losses, offset by an increase in non-interest expenses of $270,000.

Highlights for the quarter:

•
Return on average assets was 0.74% for the three months ended March 31, 2018 compared to 0.48% for the three months ended March 31, 2017 and return on average equity was 5.65% for the three months ended March 31, 2018 compared to 2.97% for the three months ended March 31, 2017.

•	Net interest margin decreased 5 basis points to 3.24% for the quarter ended March 31, 2018 from 3.29% for the quarter ended March 31, 2017 due to a change deposit pricing.

•
The efficiency ratio which is calculated by calculated by dividing non-interest expense by the sum of net interest income and non-interest income, improved to 66.29% for the quarter ended March 31, 2018 from 71.83% for the quarter ended March 31, 2017 driven by an increase in net interest income year over year.

•
Non-performing assets were at 0.64% of total assets at March 31, 2018 compared with 0.73% at December 31, 2017. The allowance for loan losses as a percentage of total non-performing loans was 153.24% at March 31, 2018 compared to 130.99% at December 31, 2017.

•
The Company’s balance sheet reflected total asset growth of $1.0 million at March 31, 2018, compared to December 31, 2017, combined with improving asset quality, and capital levels that exceeded regulatory standards for a well-capitalized institution.

•	During the quarter, the Company repurchased 244,537 shares of common stock for a total of $4.4 million as part of it's stock repurchase plan. The average price paid per share was $17.92.

•	The effective tax rate improved to 28.5% for the quarter ended March 31, 2018 compared to 36.9% for the quarter ended March 31, 2017 primarily due to the passage of the Tax Cuts and Jobs Act.

Selected Financial Ratios
(unaudited; annualized where applicable)

As of or for the quarter ended:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Return on average assets	0.74%	0.20%	0.90%	0.59%	0.48%
Return on average equity	5.65%	1.48%	6.31%	3.91%	2.97%
Net interest margin	3.24%	3.30%	3.37%	3.35%	3.29%
Loans / deposit ratio	110.85%	105.46%	116.04%	109.31%	112.26%
Shareholders' equity / total assets	12.37%	12.97%	13.39%	14.79%	15.37%
Efficiency ratio	66.29%	62.26%	64.21%	68.02%	71.83%
Book value per common share	$12.63	$12.66	$12.57	$13.07	$12.93

Net Interest Income

Total interest income for the three months ended March 31, 2018 increased $1.1 million, or 26.5%, to $5.4 million compared to $4.3 million for the first quarter of 2017. Interest income increased in the quarter ended March 31, 2018 compared to the comparable period in 2017, primarily due to a $100.9 million increase in average loan balances. Total interest expense increased by $429,000, or 61.5%, to $1.1 million, for the three months ended March 31, 2018 compared to the same period in 2017 due to a mix of higher deposit rates and average deposit balances.

Net interest income for the three months ended March 31, 2018 increased $707,000, or 19.7% to $4.3 million compared to $3.6 million for the same three-month period in 2017. The change for the three months ended March 31, 2018 was primarily a result of an increase in average earning assets of $94.4 million. The annualized net interest spread was 3.07% and 3.12% for the three months ended March 31, 2018 and 2017, respectively. For the quarter ended March 31, 2018, the Company's annualized net interest margin decreased to 3.24% compared to 3.29% for the corresponding three-month period in 2017.

Other Income and Other Expense

Other income for the three months ended March 31, 2018 was $204,000, as compared to $187,000 for the same period in 2017. Other expense, which consists of salaries and employee benefits, occupancy expense, professional services and other non-interest expenses totaled $3.0 million for the quarter ended March 31, 2018 as compared to $2.7 million for the same period in 2017 with the $270,000 increase primarily attributable to salaries and employee benefits as a result of merit and infrastructure increases.

Taxes

For the three months ended March 31, 2018, the Company recorded a $407,000 tax provision compared to a provision of $321,000 for the three months ended March 31, 2017. The effective tax rate improved to 28.5% for the quarter ended March 31, 2018 compared to 36.9% for the quarter ended March 31, 2017. As a result of the passage of the Tax Cuts and Jobs Act on December 22, 2017, the federal tax rate for corporations was reduced to 21% during 2018. The increase in tax provision is attributable to an increase in pre-tax income offset by a decrease in the effective tax rate.

Earnings Summary for Period Ended March 31, 2018

The following table presents condensed consolidated statements of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except for per share data)
For the quarter ended:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net interest income	$4,302	$4,325	$4,190	$3,924	$3,595
Provision for loan losses	90	200	490	300	195
Net interest income after provision for loan losses	4,212	4,125	3,700	3,624	3,400
Other income	204	211	205	219	187
Other expense	2,987	2,824	2,822	2,818	2,717
Income before income taxes	1,429	1,512	1,083	1,025	870
Income taxes (benefit)	407	1,240	(86)	293	321
Net income	$1,022	$272	$1,169	$732	$549
Earnings per common share:
Basic	$0.19	$0.05	$0.21	$0.13	$0.10
Diluted	$0.19	$0.05	$0.21	$0.13	$0.10
Weighted average common shares outstanding:
Basic	5,470,349	5,577,314	5,563,938	5,539,796	5,519,849
Diluted	5,507,443	5,588,598	5,574,535	5,679,012	5,613,387

Statement of Condition Highlights at March 31, 2018

•	Balance sheet growth, with total assets amounting to $564.0 million at March 31, 2018, an increase of $1.0 million, or 0.18%, compared to December 31, 2017.

•	The Company’s total gross loans receivable were $486.4 million at March 31, 2018, an increase of $7.6 million, or 1.6%, from December 31, 2017.

•	Securities held to maturity were $36.4 million at March 31, 2018, a decrease of $2.1 million, or 5.5%, compared to December 31, 2017.

•	Deposits totaled $433.8 million at March 31, 2018, a decrease of $15.1 million, or 3.4%, compared to December 31, 2017.

•	Borrowings totaled $58.1 million at March 31, 2018, an increase of $20.4 million, or 54.1%, compared to $37.7 million at December 31, 2017.

The following table presents condensed consolidated statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Cash and due from banks	$1,871	$2,030	$1,800	$1,839	$2,051
Interest-earning demand deposits with banks	15,484	20,279	6,971	7,195	9,198
Securities held to maturity	36,375	38,482	40,752	42,441	42,716
Loans receivable, net of allowance	480,916	473,405	461,285	426,370	398,447
Premises and equipment	8,580	8,698	8,804	8,902	8,918
Federal home Loan Bank of New York stock, at cost	3,049	2,131	3,512	2,263	2,626
Bank owned life insurance	14,294	14,197	14,097	13,996	13,891
Accrued interest receivable	1,642	1,607	1,548	1,402	1,277
Other assets	1,816	2,211	2,988	2,690	2,784
Total assets	$564,027	$563,040	$541,757	$507,098	$481,908
Deposits	$433,843	$448,913	$397,510	$390,063	$354,931
Borrowings	58,075	37,675	68,375	38,675	49,175
Other liabilities	2,350	3,427	3,332	3,371	3,735
Shareholders' equity	69,759	73,025	72,540	74,989	74,067
Total liabilities and shareholders' equity	$564,027	$563,040	$541,757	$507,098	$481,908

Loans

At March 31, 2018, the Company’s net loan portfolio totaled $480.9 million, an increase of $7.5 million, or 1.6%, compared to $473.4 million at December 31, 2017. The allowance for loan losses amounted to $5.5 million and $5.4 million at March 31, 2018 and December 31, 2017, respectively.

At March 31, 2018, the loan portfolio primarily consisted of commercial real estate loans (38.4%) and residential mortgages (35.6%). Commercial and industrial loans represented 16.2% of the portfolio while construction loans accounted for 9.7% of the portfolio. Total loans receivable increased $11.1 million to $510.3 million at March 31, 2018 compared to $499.2 million at December 31, 2017. The increase primarily reflects a $9.2 million increase in commercial and industrial loans and a $5.7 million increase in construction loans. The increases were partially offset by a $3.2 million decrease in residential mortgages as the Company continues to focus on commercial lending.

The following table shows the composition of the Company's loan portfolio as of the dates indicated.

Loans (unaudited)

(dollars in thousands)
At quarter ended:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Residential mortgage:
One-to-four family	$154,576	$157,876	$161,679	$164,448	$160,153
Home equity	27,051	26,803	27,409	29,021	30,493
Total residential mortgage	181,627	184,679	189,088	193,469	190,646
Commercial and multi-family real estate	195,951	196,681	184,791	153,984	141,193
Construction	49,397	43,718	36,002	29,623	31,978
Commercial and industrial	82,712	73,465	73,409	67,686	54,887
Total commercial loans	328,060	313,864	294,202	251,293	228,058
Consumer loans	595	618	659	434	394
Total loans receivable	510,282	499,161	483,949	445,196	419,098
Less:
Loans in process	23,398	19,868	16,864	13,315	15,394
Deferred loan fees	462	474	525	586	631
Allowance	5,506	5,414	5,275	4,925	4,626
Total loans receivable, net	$480,916	$473,405	$461,285	$426,370	$398,447

Asset Quality

At March 31, 2018, non-performing loans totaled $3.6 million, or 0.64% of total assets, compared with $4.1 million, or 0.73% of total assets, at December 31, 2017. Total delinquent loans (including nonperforming delinquent loans) were $6.4 million at March 31, 2018, an increase of $1.0 million from December 31, 2017 due to an increase in loans past due 30-59 days. The allowance for loan losses as a percentage of total loans was 1.13% at March 31, 2018 and December 31, 2017, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 153.24% at March 31, 2018 from 130.99% at December 31, 2017. Non-performing loans to total loans declined to 0.74% at March 31, 2018 from 0.86% at December 31, 2017.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Non-accrual loans	$3,548	$3,975	$4,071	$6,916	$7,405
Loans 90 days or more past due and still accruing	45	158	374	—	34
Total non-performing loans	$3,593	$4,133	$4,445	$6,916	$7,439

Non-performing assets / total assets	0.64%	0.73%	0.82%	1.36%	1.54%
Non-performing loans / total loans	0.74%	0.86%	0.95%	1.60%	1.84%
Net charge-offs (recoveries)	$(2)	$61	$140	$1	$45
Net charge-offs (recoveries) / average loans (annualized)	—%	0.05%	0.13%	—%	0.05%
Allowance for loan loss / total loans	1.13%	1.13%	1.13%	1.14%	1.15%
Allowance for loan losses / non-performing loans	153.24%	130.99%	118.69%	71.21%	62.19%

Total assets	$564,027	$563,040	$541,757	$507,098	$481,908
Total net loans receivable, excluding ALLL	$486,422	$478,819	$466,560	$431,295	$403,073
Average loans	$483,255	$472,388	$446,383	$417,065	$382,386
Allowance for loan losses	$5,506	$5,414	$5,275	$4,925	$4,626

Deposits

Total deposits at March 31, 2018 were $433.8 million compared with $448.9 million at December 31, 2017. Overall, deposits decreased by $15.1 million, or 3.4%, with declines occurring across all product types except savings. The declines were a result of a few large depositors utilizing funds from their accounts. Money market and interest demand balances declined $7.1 million and $6.3 million, respectively. Money market balances declined to $20.3 million compared to $27.4 million at December 31, 2017 while interest demand balances declined to $148.9 million compared to $155.2 million at December 31, 2017. In addition, certificate of deposit (including IRA) balances declined $5.6 million to $118.7 million compared to $124.3 million from year-end. Savings balances increased $4.1 million to $109.2 million from $105.1 million at the prior year end.

The following table shows the composition of the Company's deposits as of the dates indicated.

Deposits (unaudited)

(dollars in thousands)
At quarter ended:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Demand:
Non-interest bearing	$36,751	$36,919	$40,504	$44,584	$38,970
Interest-bearing	148,888	155,199	107,419	95,196	89,159
Savings	109,215	105,106	108,249	105,560	104,956
Money market	20,251	27,350	16,517	15,842	13,950
Time	118,738	124,339	124,821	128,881	107,896
Total deposits	$433,843	$448,913	$397,510	$390,063	$354,931

Capital

At March 31, 2018, the Company's total shareholders' equity amounted to $69.8 million, or 12.37% of total assets, compared to $73.0 million at December 31, 2017. The Company’s book value per common share was $12.63 at March 31, 2018, compared to $12.66 at December 31, 2017. The decline in shareholders' equity was primarily due to the repurchase of 244,537 shares of common stock for a total of $4.4 million partially offset by net income of $1.0 million.

At March 31, 2018, the Bank’s common equity tier 1 ratio was 11.43%, tier 1 leverage ratio was 10.38%, tier 1 capital ratio was 11.43% and the total capital ratio was 12.53%. At December 31, 2017, the Bank’s common equity tier 1 ratio was 11.98%, tier 1 leverage ratio was 10.72%, tier 1 capital ratio was 11.98% and the total capital ratio was 13.10%. At March 31, 2018, the Bank was in compliance with all applicable regulatory capital requirements.

The following table sets forth the Company's consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(dollars in thousands)
For the quarter ended:	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Loans	$483,255	$472,388	$446,383	$417,065	$382,386
Securities held to maturity	37,661	39,899	41,423	41,885	43,285
Allowance for loan losses	(5,461)	(5,376)	(4,922)	(4,695)	(4,524)
All other assets	38,851	41,886	38,545	38,603	39,702
Total assets	$554,306	$548,797	$521,429	$492,858	$460,849
Non-interest bearing deposits	$36,211	$43,336	$44,970	$43,030	$37,821
Interest-bearing deposits	390,522	375,098	350,589	333,902	316,324
Borrowings	53,191	53,844	47,788	37,715	29,992
Other liabilities	1,972	3,104	3,964	3,363	2,789
Shareholders' equity	72,410	73,415	74,118	74,848	73,923
Total liabilities and shareholders' equity	$554,306	$548,797	$521,429	$492,858	$460,849

CEO outlook:

“Growth during the first quarter was tempered due to an increase in competition for quality loans and deposits,” stated Michael Shriner, President and Chief Executive Officer.  Mr. Shriner added, “Our Management Team and Board of Directors are very conscious of the current state of the commercial real estate market and remain committed to growing the Company in a safe and sound manner, which sometimes means taking a pass on a proposed project.”

Mr. Shriner further stated “the Company continues to strengthen other areas, including the Company’s overall risk profile, which was evident in the reduction of Non-Performing Loans/Total Loans from 1.84% to .74% over the past twelve months.”

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the impact of the passage of the Tax Cuts and Jobs Act and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition
	At March 31, 2018	At December 31, 2017
(Dollars in thousands, except per share amounts)
Cash and due from banks	$1,871	$2,030
Interest-earning demand deposits with banks	15,484	20,279
Cash and Cash Equivalents	17,355	22,309
Securities held to maturity (fair value of $35,561 and $38,255, respectively)	36,375	38,482
Loans receivable, net of allowance for loan losses of $5,506 and $5,414, respectively	480,916	473,405
Premises and equipment	8,580	8,698
Federal Home Loan Bank of New York stock, at cost	3,049	2,131
Bank owned life insurance	14,294	14,197
Accrued interest receivable	1,642	1,607
Other assets	1,816	2,211
Total Assets	$564,027	$563,040
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$36,751	$36,919
Interest bearing	397,092	411,994
Total Deposits	433,843	448,913
Advances from Federal Home Loan Bank of New York	58,075	37,675
Advance payments by borrowers for taxes and insurance	772	686
Other liabilities	1,578	2,741
Total Liabilities	494,268	490,015
Stockholders' Equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 5,524,095 and 5,768,632 issued; 5,524,095 and 5,768,632 outstanding, respectively	55	58
Paid-in capital	46,756	51,068
Retained earnings	24,663	23,641
Unearned common stock held by ESOP (187,666 and 190,390 shares, respectively)	(1,715)	(1,742)
Total Stockholders' Equity	69,759	73,025
Total Liabilities and Stockholders' Equity	$564,027	$563,040

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Income
	Three Months Ended March 31,
	2018	2017
(in thousands except per share amounts)
Interest Income
Loans receivable, including fees	$5,136	$4,000
Securities held to maturity	219	251
Other	74	42
Total Interest Income	5,429	4,293
Interest Expense
Deposits	846	502
Borrowings	281	196
Total Interest Expense	1,127	698
Net Interest Income	4,302	3,595
Provision for Loan Losses	90	195
Net Interest Income after Provision for Loan Losses	4,212	3,400
Non-Interest Income
Fees and service charges	83	71
Income from bank owned life insurance	97	107
Other	24	9
Total Non-Interest Income	204	187
Non-Interest Expenses
Salaries and employee benefits	1,805	1,506
Directors compensation	122	176
Occupancy and equipment	385	394
Service bureau fees	67	48
Advertising	4	3
FDIC assessment	54	33
Professional services	353	359
Other	197	198
Total Non-Interest Expenses	2,987	2,717
Income before Income Taxes	1,429	870
Income Tax Expense	407	321
Net Income	$1,022	$549
Earnings per share:
Basic	$0.19	$0.10
Diluted	$0.19	$0.10

MSB Financial Corp. and Subsidiaries

Selected Quarterly Financial and Statistical Data
	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	3/31/2018	12/31/2017	3/31/2017
(unaudited)
Statements of Operations Data

Interest income	$5,429	$5,377	$4,293
Interest expense	1,127	1,052	698
Net interest income	4,302	4,325	3,595
Provision for loan losses	90	200	195
Net interest income after provision for loan losses	4,212	4,125	3,400
Other income	204	211	187
Other expense	2,987	2,824	2,717
Income before income taxes	1,429	1,512	870
Income tax expense (benefit)	407	1,240	321
Net Income	$1,022	$272	$549
Earnings (per Common Share)
Basic	$0.19	$0.05	$0.10
Diluted	$0.19	$0.05	$0.10
Statements of Condition Data (Period-End)
Investment securities held to maturity (fair value of $35,561, $38,255, and $42,614)	$36,375	$38,482	$42,716
Loans receivable, net of allowance for loan losses	480,916	473,405	398,447
Total assets	564,027	563,040	481,908
Deposits	433,843	448,913	354,931
Borrowings	58,075	37,675	49,175
Shareholders' equity	69,759	73,025	74,067
Common Shares Dividend Data
Cash dividends	$—	$—	$—
Weighted Average Common Shares Outstanding
Basic	5,470,349	5,577,314	5,519,849
Diluted	5,507,443	5,588,598	5,613,387
Operating Ratios
Return on average assets	0.74%	0.20%	0.48%
Return on average equity	5.65%	1.48%	2.97%
Average equity / average assets	13.06%	13.38%	16.04%
Book value per common share (period-end)	$12.63	$12.66	$12.93